                                                                    EXHIBIT 10.3

                             AMENDMENT NO. 1 TO THE
                         VENCOR RETIREMENT SAVINGS PLAN


     This is Amendment No. 1 ("Amendment") to the Vencor Retirement Savings Plan ("Plan") as amended and restated as of January 1, 1997 ("Plan").

                                    RECITALS

     A. For various business organization purposes, two subsidiaries (and all of those companies' first and second tier subsidiaries) of TheraTx, Inc., a new subsidiary of Vencor, Inc., will be moved to the Vencor, Inc. payroll system before other subsidiaries in the TheraTx group.

     B. When these companies are added to the Vencor, Inc. payroll system, it will be impracticable to continue 401(k) plan deferrals to the existing TheraTx 401(k) Plan ("TheraTx Plan") in which those companies currently participate, and the companies do not desire to have a long gap in retirement plan participation for their employees.

     C. The TheraTx Plan allows immediate participation of new hires who are over the age of 21, while the Plan requires a 12 month waiting period before participation.

     D. It is anticipated that the TheraTx Plan will eventually be merged with the Plan, in which event the Plan would require counting of past service with employers participating in the TheraTx Plan for purposes of vesting in the Plan.

                                   AMENDMENTS

     1.   This Amendment shall be effective July 1, 1997.

     2. All capitalized terms used in this Amendment and not otherwise defined shall have the meanings given in the Plan.

     3.   Section 2.1 is hereby amended by adding new paragraphs (e), (f) and
(g) to the end thereof to read in their entirety as follows:

     (e) If on or before July 1, 1997, the Board of Directors of Respiratory Care Services, Inc. ("RCS") and PersonaCare, Inc., and all of its first and second tier subsidiaries ("PersonaCare"), shall have adopted a resolution to become a participating employer in this Plan, notwithstanding the provisions of Section 2.3(d), all Non-Highly Compensated RCS Employees as of May 1, 1997 and all Non-Highly Compensated PersonaCare Employees as of July 1, 1997, who, in each case is age 21 or older, shall be eligible to participate in this Plan as of July 1, 1997.

     (f) All Highly Compensated Employees of RCS and PersonaCare who meet the age and service requirements of Section 2.1(a) of this Plan as of July 1, 1997 (counting service with RCS and PersonaCare) shall be eligible to participate as of July 1, 1997, or, if later, the Entry Date coinciding with or next following the date they meet those age and service requirements.

     (g) Any person hired by RCS after April 30, 1997, or by PersonaCare after June 30, 1997, shall be eligible to participate in accordance with
          Section 2.1(a).

     4. Appendix "A" to the Plan is hereby amended to add to the end of the Appendix all of the companies listed on Annex A of this Amendment, so that past service with these companies shall be counted for purposes of vesting Service under the Plan.

     5. Section 9.1 of the Plan is hereby amended so that as amended it shall read in its entirety as follows:

          Section 9.1    AMENDMENT OF THE PLAN

          The Sponsoring Employer shall have the right at any time by action of the Board (or, in the case of amendments to the eligibility, vesting and service-counting provisions of the Plan with respect to Participating Employers, the Board or the Committee) to modify, alter or amend the Plan in whole or in part; provided, however, that the duties, powers and liability of the Trustee hereunder shall not be increased without its written consent; and provided, further, that the amount of benefits which, at the time of any such modification, alteration or amendment, shall have accrued for any Participant, Former Participant or Beneficiary hereunder shall not be adversely affected thereby; and provided, further, that no such amendments shall have the effect of reverting to the Employer any part of the principal or income of the Trust Fund. No amendment to the Plan shall decrease the balance of a Participant's Individual Account or eliminate an optional form of distribution.

     6. Section 2.3(d) of the Plan is hereby amended so that as amended it shall read in its entirety as follows:

          (d) If an Employee transfers employment from a non-adopting employer which is a part of the Company or which participates in the RSP (as defined in Section 2.1(d)) to the Employer (for purposes of this Section, an "Affiliate"), the Employee shall become a Participant under this Plan as of the date of transfer of employment to the Employer, provided he has been employed by the Affiliate, as of the date of transfer of employment, for the period required in Section 2.1(a) or (b), calculated from his original date of hire with the Affiliate. If the Employee who transfers employment from an Affiliate to the Employer has not been employed, as of the date of transfer of employment, for the period required in Section 2.1(a) or (b), he shall become a Participant under this Plan upon meeting the eligibility requirements of Section 2.1(a) or (b), counting all past Service with the Affiliate for that purpose. Notwithstanding the preceding sentences, if an Employee other than a Highly Compensated Employee was eligible to participate in TheraTx, Incorporated 401(k) Plan prior to transferring to the Employer, the Employee shall be eligible to participate in this Plan immediately upon such transfer.


IN WITNESS WHEREOF, the Sponsoring Employer has caused this Amendment No. 1 to be executed this the 31st day of December, 1997, but effective as of July 1, 1997.


                                    VENCOR, INC.


                                    By  /s/ Cecelia A. Hagan
                                      --------------------------------------

                                    Title  Vice President of Human Resources
                                         -----------------------------------

                                    ANNEX A


Respiratory Care Services, Inc.
PersonaCare, Inc.
PersonaCare of San Antonio, Inc.
PersonaCare of Wisconsin, Inc.
PersonaCare of Huntsville, Inc.
PersonaCare of Pompano West, Inc.
PersonaCare of Rhode Island, Inc.
PersonaCare of San Pedro, Inc.
Tucker Nursing Center, Inc.
PersonaCare of Pennsylvania, Inc.
PersonaCare of Owensboro, Inc.
PersonaCare of Georgia, Inc.
PersonaCare of Connecticut, Inc.
Stamford Health Facilities, Inc.
Homestead Health Center, Inc.
Courtland Gardens Residence, Inc.
Courtland Gardens Health Care Center, Inc.
PersonaCare of Shreveport, Inc.
PersonaCare of Bradenton, Inc.
PersonaCare of Reading, Inc.
PersonaCare of Warner Robbins, Inc.
Lafayette Health Care Center, Inc.
PersonaCare of St. Petersburg, Inc.
PersonaCare of Clearwater, Inc.
PersonaCare of Pompano East, Inc.
PersonaCare of Ohio, Inc.
PersonaCare Living Center of Clearwater, Inc.
THTX, Inc.
Health Care Holdings, Inc.
Health Care Technology, Inc.
NFM, Inc.
PersonaCare Properties, Inc.